SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 17, 2005

                        (Commission File Number 0-73705)



                               Packetport.Com, Inc
                               -------------------
               (Exact Name of Registrant as Specified in Charter)




         New Jersey                               13-3469932
         ----------                               ----------
(State or Other Jurisdiction           (IRS Employer Identification No.)
     of Incorporation)



                  587 Connecticut Ave., Norwalk, CT 06854-0566
               (Address of Principal Executive Offices) (ZIP Code)

       Registrant's telephone number, including area code: (203) 831-2214




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Packetport.Com, Inc.: Form 8-K

Item 8.01 -Other Events

The Company was advised in April 2002 that following an investigation by the staff of the Securities and Exchange Commission, the staff intended to recommend that the Commission file a civil injunctive action against Packetport.com, Inc. ("Packetport") and its Officer's and Directors. Such recommendation related to alleged civil violations by Packetport and such Officers and Directors of various sections of the Federal Securities Laws. The staff has alleged civil violations of Sections 5 and 17(a) of the Securities Act of 1933 and Sections 10(b) and 13(d) of the Securities Exchanges Act of 1934. At that time these persons deny any violation of law on their part and intend to vigorously contest such recommendation or action, if any.

On November 15, 2005, the Commission filed a civil enforcement action against 6 individuals and 4 companies as a result of its investigation, in federal district court in the State of Connecticut, alleging various violations of the Securities Act of 1933 including Sections 5, Section 17(a) and the Securities Exchange Act of 1934 including Sections 10b, Rule 10b-5, Section 12, Section 13,
Section 16 in connection with the purchase and sale of stock of Packetport in the period on or about December 14, 1999 into February of 2000. The defendants include the CEO and COO of PacketPort as well as Microphase Corporation, a privately held Connecticut corporation, that shares common management with PacketPort. The CEO and COO of PacketPort and Microphase Corporation deny any violation of the law by each or any of them and intend to vigorously contest all charges set forth in such enforcement action by the Commission.


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Packetport.Com,Inc.: Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Packetport.Com,Inc

By: /s/ Ronald A. Durando

Ronald A. Durando
President,
PacketPort.Com, Inc.

Date: November 18, 2005












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